"The Tan Sheet"®

CEO Karkus Talks *Cold-EEZE* Turnaround At "Lean, Mean" ProPhase Labs

By Dan Schiff / Email the Author / *"The Tan Sheet" Jan. 2, 2012*, Vol. 20, No. 01
OTCs / Word Count: 3042 / Article # 05120102001

Executive Summary

In an interview, ProPhase Labs CEO Ted Karkus talks about the ongoing turnaround of Cold-EEZE zinc lozenges, ProPhase's flagship brand, as well as efforts to launch new products and restore relationships with retailers.

Ted Karkus' path to becoming CEO and chairman of **ProPhase Labs** was no walk in the park. In 2009, the former consultant and investor in health care start-ups led dissident shareholders in a proxy fight for control of the struggling *Cold-EEZE* maker, then known as Quigley Corp. Karkus ultimately ousted Guy Quigley, who had founded the firm and led it since 1989 ("Quigley now ProPhase Labs" — *"The Tan Sheet,"* May 10, 2010).

Since then, Karkus has been on a quest to grow sales of Cold-EEZE zinc lozenges, the firm's flagship product, and return ProPhase to profitability. The Doylestown, Pa., company recently launched a Cold-EEZE oral spray and plans additional line extensions in 2012. Karkus also pares costs where possible, including shutting down the Quigley Pharma research and development division and trimming main office staff from 25 to 15.



ProPhase Labs CEO Ted Karkus

Photo courtesy of ProPhase Labs

"The Tan Sheet" recently talked to Karkus about ProPhase's ongoing turnaround. Excerpts from the Nov. 29, 2011, interview follow.

"The Tan Sheet": Where are ProPhase and Cold-EEZE right now compared to your expectations?

> **Ted Karkus:** I became CEO in June 2009, and at that time, the strategy was really all about putting out fires, restructuring poorly constructed deals and cleaning up issues. We inherited a brand that had declining sales since 2005 and the losses were increasing. Our first goal as a company, in terms of corporate strategy, was put out the fires and start to turn around the brand; cut out as much overhead as possible without hurting the operations of the company; hire key people for the appropriate positions.

I believe we're now at a point where we are a lean, mean, fighting machine. And at the same time, we believe that we've turned around the Cold-EEZE brand. We recognized very early on that it was important to strengthen our brand before moving outside the cough/cold category. We're in the process of doing that.

Where we are right now is our sales are growing on an annualized basis. However, we're reinvesting whatever dollars we can back into the brand. So while it would be nice to have profitability, we really have to forego profitability at the current time.

Q: You got involved with Cold-EEZE during your career on Wall Street. What attracted you to the brand?

I was attracted to this ProPhase Labs early on because I provided some of the original working capital that was used to ramp up production of the Cold-EEZE brand. This goes back to 1996 when the Cleveland Clinic conducted a study. They had actually set out to prove that Cold-EEZE didn't work, and they were shocked to find it not only worked, it worked incredibly well. They produced highly significant results in their study that proved once and for all that Cold-EEZE truly does shorten the length of the common cold.

In 2009, I thought the company needed new direction. … I knew the history of Cold-EEZE pretty well, [but] I had a steep learning curve with regards to the CPG industry in general. I moved up that learning curve pretty quickly, while at the same time I had to completely restructure the operations of the company and turn around the brand. So fast-forward two and a half years, I've moved way up that learning curve and I'm now very confident in my abilities as CEO. I would say the same for our COO Bob Cuddihy, who I couldn't have done this without.

When I originally came into the company, there was a late-stage phase IIB study being done on one of our lead products in the pharmaceutical division. I thought that the results were going to be very positive and I was going to come in as sort of a rainmaker/dealmaker to deal with major pharma for the pharmaceutical division and return significant dollars to the shareholders. … After becoming the CEO, I learned that study failed, and I basically came to the realization that the pharmaceutical division was relatively worthless. … We basically were a one-product company, an over-the-counter product with declining sales.

I recognized that our value was not only in the brand but it was also in our distribution platform, because we're in roughly 40,000 stores. Now we're at a point where we've turned around the brand and we want to leverage that distribution platform, which basically means we've improved our relationships with all our retailers. Costco had been closed because of differences with prior management. It took two years, but we reopened Costco, and opened up some other retail accounts as well. … We're hopeful that, moving forward, they will accept our new products as we introduce them.

Q: Did you shutter the pharma division or sell it off?

We're no longer developing the pharmaceutical division. We didn't sell it off; there really wasn't anything to sell. We do have some patents on some formulations that may or may not still have some value. But for all intents and purposes, our corporate strategy is to not focus on the pharmaceutical division.

Q: Not coming from a CPG background, what would you say you do differently than someone who's been in the industry?

I bring an enormous amount of passion and energy to the business, and I think that might be a little different than what people are used to. That's not a knock on anyone within the industry. This is just my style; I really believe in what I'm doing, I'm really committed to it. … I work harder now than I've worked at any time of my life, and I love literally every minute of it.

I also personally go around the country as the CEO meeting with all of the retailers. I think it's critically important that the retailers understand that we truly believe that they are our partners. If our retailers are not successful and profitable, there's no reason we should expect that we will be successful and profitable.

Our goal, going forward, is to reach out to more consumers ... and create a larger base of consumers that know about us and purchase our brand. And that requires a partnership with the retailers. The retailers have real estate and they have to generate profits on every square inch of that real estate. We have to work closely with them. If our products aren't performing, they're going to kick us out and put other products in.

Q: What have you done to overhaul the Cold-EEZE brand?

Step no. 1 was to listen to what our consumers had to say about our product. The ones that knew about Cold-EEZE, that liked Cold-EEZE, that purchased Cold-EEZE, many of them had an issue with the taste. There are new natural flavor technologies that exist now that did not exist 15 years ago, so the first thing we set about doing was improving the taste of Cold-EEZE. At the same time, we improved the image of Cold-EEZE by changing the packaging. ... Our package now says "cold remedy." A lot of people didn't know what Cold-EEZE was before. Cold-EEZE is a cold remedy, and that was never really fully explained before.

We did market research to make sure that we have the best claims on our package that resonate with consumers. And then we went about a complete overhaul of the marketing and advertising effort. We have all new consultants and vendors that we're working with in terms of our advertising. I am very hands-on with regard to the advertising. I have a different company responsible for TV, a different company responsible for radio. We're committed to social media, we're committed to a powerful PR campaign. So we have a fully integrated marketing effort that I oversee on behalf of the company.

Q: Homeopathics represent a growing OTC market segment. How do you incorporate Cold-EEZE's homeopathic nature in marketing?

Interestingly, some people believe very strongly in homeopathy. The Homeopathic Pharmacopoeia of the United States gives us the ability to place the product on the shelf not as a dietary supplement but as a product that's considered a medicine, where we can make claims. And the combination of HPUS and our clinical studies give us the right to make the claims that we make on the package.

"I recognized that our value was not only in the brand but it was also in our distribution platform, because we're in roughly 40,000 stores. Now we're at a point where we've turned around the brand and we want to leverage that distribution platform."

As far as homeopathy goes, I think that's a mixed bag. Some consumers purchase our product because it's homeopathic. I think some consumers probably don't purchase our product because it's homeopathic. Regardless, we are required to say "homeopathic" on our package. But we don't necessarily highlight the fact that we are homeopathic. I don't think this product works the way some traditional homeopathic products work. The claims we make are not claims that we make because we're homeopathic; those are claims that we make because of our clinical studies.

Q: What's going on with ProPhase's other brands, *Kids-EEZE* soft chews and *Organix* drops?

Kids-EEZE and Organix just are not significant from a revenue-generating standpoint relative to Cold-EEZE. We're more focused on building the Cold-EEZE brand. I think our Organix line does have some potential. There are some unique qualities to Organix; besides the fact that it's organic, it has vitamin C in it, it tastes really good and it's priced very competitively. … [But] well over 90% of our sales come from Cold-EEZE.

Q: Could you talk about the development of the Cold-EEZE oral spray and how it's doing so far?

The difficulty with our brand was that we did have declining sales for so many years, so it's very difficult to convince retailers to put a new product of ours on the shelf while they're looking at our numbers and seeing the declining sales. By the same token, I think our efforts to turn around the company helped in the initial rollout of the oral spray. … We're really just ramping up right now; it's too early to tell how the oral spray is going to fare. I can only say that I was pleased with the initial launch in terms of retailer acceptance to put it on the shelves of roughly 20,000 stores around the country.

Q: You're planning to introduce other new products in 2012. What can you say about those?

I can tell you what I told our shareholders, which is that we initially intend to expand the Cold-EEZE brand and have a Cold-EEZE line of products. … It just makes a lot of sense to introduce Cold-EEZE-branded products as opposed to going outside the brand and/or outside the category. Beyond that, I have not discussed any further specifically what type of products that we're going to introduce. But I believe them to be unique relative to other products in the category, and we're hopeful that, if they are introduced, that they'll get a strong reception from the retailers.

Q: How big a challenge is seasonality for Cold-EEZE?

It isn't a challenge, it's just a way of life. There's nothing we can do to alter the seasonality of our brand. It's just Mother Nature that people get more colds in the wintertime and we are going to sell more product in the wintertime. So we have a four- or five-month window where we have to sell the bulk of the Cold-EEZE products. We just have to make sure each cough/cold season that we're geared up and set up properly, we've planned accordingly, we have our advertising in place, we have our in-store merchandising in place. We're just moving into the height of the season right now. I'm excited about this season in terms of the positioning of our company. Seasonality is just the way of life for our brand and that will continue to be the case for some time since our gameplan is to introduce more Cold-EEZE-related products, which obviously will be seasonal as well.


Cold-EEZE
Cold-EEZE
ORAL SPRAY

Cold-EEZE lozenges and oral spray

Photo courtesy of ProPhase Labs

Q: Are you looking to grow ProPhase's private label manufacturing business?

We're happy to do some private label business. Among other things, it soaks up some of the excess capacity in our manufacturing facility. Private label is still a profitable business, although obviously we sell our private label products at a lower price than we sell our branded products, so the profits aren't as good. However, we are in tough economic times where price is very important to consumers. And consumers in droves are switching from branded products to private label products when the private label products are available. Several of the major retailers that we do business with are heavily promoting and focused on their private-label brands at the expense of the branded products. So it makes for challenging times for us; in our particular case, we do manufacture some of the private label brands that compete against our branded product.

Q: Do you see much cannibalization of the branded products from your own private-label products?

There's no question that private label cannibalizes at least some branded sales. ... From what we've seen over the last couple of years, private label is growing pretty much throughout the industry. ... Certainly in our category, private label is growing significantly greater than branded.

Our state-of-the-art manufacturing facility is primarily a facility for manufacturing lozenges. But we are always looking for opportunities to expand to manufacture the private-label versions of other branded products as well.

Q: In recent years, zinc has been in the news with the *Zicam* intranasal product recalls and lawsuits over denture cream. Have you seen any zinc backlash affecting Cold-EEZE product sales?

I think whatever interest or hoopla that surrounded [Zicam] died down long ago. It never affected our business. Both our lozenges as well as our oral spray are products that you put in your mouth, so that wasn't an issue. With regard to the denture cream adhesives, there was heavily concentrated zinc in the cream that sat in your mouth day in and day out. The exposure to the zinc was many times that of all the lozenges you could ever take in Cold-EEZE. So there really was no relevance there. ... If anything, the consumer interest is going up in terms of zinc to fight colds.

Q: Who is the target Cold-EEZE consumer?

That's a question I've been asking myself every day for two and a half years since becoming CEO. I look at lots of research and you can slice and dice our target however you like. At the end of the day, everybody gets a cold. Everybody is a potential consumer of Cold-EEZE. It's well-known that women shop in drugstores more than men, so to some extent we want to target the person that is actually purchasing the product. But as I said, everybody catches colds, everybody's a potential consumer.

Q: Is getting acquired something you're looking at for ProPhase? Are you receiving any overtures?

I don't worry about that stuff. I'm interested in building our business. ... If we grow the underlying fundamental value of the company, the stock price will go higher. If the stock price goes higher, the shareholders will be happy. In terms of M&A activity, it's not anything that particularly interests me. I am committed to building this company. I just signed a new three-year contract, which shows my commitment to the company.

M&A activity I would be interested in, in terms of finding products to acquire that could leverage our distribution platform. But given the size of our company, given the low-priced stock and given our levels of cash, there aren't a lot of brands that we could afford that would excite me. And that's why primarily we're focused on internal growth as opposed to acquisitions. But I would certainly be open to acquisitions if the right one came along at the right price.

Q: What's the latest on ProPhase's Phusion Labs joint venture with Australian delivery technology firm Phosphagenics Ltd. ("Quigley Counts On Delivery Technology Partner To Expand Consumer Business" — *"The Tan Sheet,"* Mar. 29, 2010)?

"I'm not interested in introducing products that then become a write-off a year or two years later. We will only introduce products that make sense."

The company actually bought back roughly $1 million worth of stock from that original joint venture. So we in effect decreased our investment in the joint venture by $1 million while maintaining all the same rights to the joint venture. ... I'm not interested in introducing products that then become a write-off a year or two years later. We will only introduce products that make sense. Our initial strategy right now is to introduce products that leverage the Cold-EEZE brand. We are doing both marketing and development research for products that could include TPM [the Targeted Penetration Matrix delivery platform]. That's ongoing. And we're looking to introduce products longer-term from the joint venture, but I don't foresee introducing anything on a very short-term basis.

Q: The JV originally intended to begin launching products in 2011. Is the product development running behind schedule?

Well, our corporate strategy has changed somewhat. Two years ago, we were looking to aggressively introduce products outside of the Cold-EEZE brand and possibly even outside the cough/cold category. However, given economic times and given the risk/reward of introducing products outside the category, as opposed to introducing Cold-EEZE-branded products, we feel that we need to achieve a critical mass of Cold-EEZE sales that can support the infrastructure of the company before introducing products outside the category that would require a significant investment in marketing and so forth. So it is still certainly in our strategy to introduce products with the joint venture's state-of-the-art delivery technology, but we are not in any hurry to rush out a product and make mistakes that are going to cost the shareholders dearly. I would much rather move forward with the joint venture on a slower, more methodical approach, which will pay off longer term.